EXHIBIT 10.2

SUBSCRIPTION AGREEMENT FOR SHARES OF MAPLE TREE KIDS, INC.

September 26, 2013

TO: Board of Directors of Maple Tree Kids, Inc.

The undersigned, IRINA GOLDMAN (“Subscriber”), hereby offers to purchase and subscribe for 5,000,000 shares (the “Shares”) of the common stock, $0.001 par value per share, of Maple Tree Kids, Inc., a Nevada corporation (the “Corporation”) in consideration of Subscriber’s payment of $5,000. As further consideration for the subscription and purchase of the Shares pursuant to this letter, Subscriber hereby represents, warrants, and acknowledges to the Corporation as follows:

(i)           The Shares are being acquired by Subscriber for its own account, for investment purposes and not with a view to the sale or distribution of all or any part of the Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder;

(ii)           Subscriber has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of purchasing the Shares;

(iii)          Subscriber has reviewed copies of such documents and other information as Subscriber has deemed necessary in order to make an informed investment decision with respect to its purchase of the Shares;

(iv)          Subscriber understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely; further, Subscriber understands and has the financial capability of assuming the economic risk of an investment in the Shares for an indefinite period of time;

(v)           Subscriber has been advised by the Corporation that Subscriber will not be able to dispose of the Shares, or any interest therein, without first complying with the relevant provisions of the Act and any applicable state securities laws;

(vi)         Subscriber understands that the provisions of Rule 144 promulgated under the Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof, are not currently, and may not hereafter be, available with respect to the Shares;

(vii)        Subscriber acknowledges that the Corporation is under no obligation to register the Shares or to furnish any information or take any other action to assist the undersigned in complying with the terms and conditions of any exemption which might be available under the Act or any state securities laws with respect to sales of the Shares in the future; and

(viii)       Subscriber understands the tax consequences and risks of this transaction, and will seek professional assistance in reviewing the tax consequences of this Agreement and in the preparation of its tax returns.

Regards,

IRINA GOLDMAN
AGREED AND ACCEPTED: MAPLE TREE KIDS, INC.

By:	/s/ Irina Goldman
Name:	IRINA GOLDMAN
Title:	President, Treasurer and Secretary